Exhibit (d)(1)

FORM OF TRUST AGREEMENT

OF

[TRUST NAME]

This TRUST AGREEMENT of [TRUST NAME], a Delaware statutory trust (the “Trust”), dated as of [_______], 2022 (this “Agreement”), is made among (a) IEP Utility Holdings LLC, a Delaware limited liability company (the “Beneficiary”); (b) [_______], a natural person with a mailing address of [_______] (the “Managing Trustee”, together with such other person or persons who may from time to time be appointed as an additional Managing Trustee or as a successor to an Managing Trustee hereunder, the “Managing Trustee”); and (c) DELAWARE TRUST COMPANY, a Delaware trust company (the “Delaware Trustee”, and together with the Managing Trustee, the “Trustees”):

WITNESSETH

WHEREAS, the Beneficiary has launched a tender offer (the “Offer”) to purchase any and all of the issued and outstanding shares of the common stock, par value $1.00 per share (together with the associated rights, the “Common Stock”), of Southwest Gas Holdings, Inc., a Delaware corporation (the “Company”);

WHEREAS, it is intended that the consummation of the Offer will occur prior to the receipt of certain Regulatory Approvals (as defined in Section 4.6 hereof);

WHEREAS, the Beneficiary intends, contemporaneously with the consummation of the Offer, to create a trust pursuant to the terms of this Agreement (the “Trust”) and contribute [NUMBER] of shares of Common Stock (such contributed shares of Common Stock, the “Shares”) to the Trust;

[WHEREAS, the Beneficiary intends, contemporaneously with the consummation of the Offer, as may be necessary, to create additional trusts pursuant to the terms of one or more trust agreements, in substantially the same form as this Agreement (the “Transaction Trust[s]”), and contribute an amount of shares of Common Stock to such Transaction Trusts;]1

WHEREAS, in no event shall the Trust or any Transaction Trust, as may be created, hold more than 24.9% of the shares of Common Stock that are issued and outstanding;

WHEREAS, the deposit of the Shares with the Trust and the Transaction Trusts, as may be necessary, is for the purpose of allowing the Offer to be consummated prior to the Beneficiary obtaining all of the required Regulatory Approvals from the Regulatory Authorities (as defined in Section 4.6 hereof);

WHEREAS, this Agreement is designed to create a Trust in order that the Trust may hold title, and exercise voting rights and control with respect to the Shares until such time as the such Shares may be distributed, transferred or sold pursuant to the terms of this Agreement; and

WHEREAS, the Trustees are willing to accept the Trust as herein provided.

[1]	Note to Form: To be deleted if only one Trust is required based on the number of Shares tendered into the Offer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Beneficiary and the Trustees agree as follows:

1. Purpose.

1.1 The Beneficiary hereby acknowledges and confirms that, as of [__________], 2022, it contributed, assigned, transferred, conveyed and set over to the Trust all rights, title, interests (including voting rights), all earnings, contributions, rights, benefits and privileges belonging or appertaining thereto or held or enjoyed in connection therewith of all of the equity and Shares of the Company and, to the extent necessary, the Beneficiary undertakes to execute, acknowledge and deliver all such further acts, conveyances, assignments, transfers, documents and other assurances necessary to further effectuate such contributions. The Trustees hereby acknowledge receipt of the Shares in trust from the Beneficiary, which shall constitute the initial trust estate (the “Trust Estate”). The Trustees hereby declare that they will continue to hold the Trust Estate in trust for the Beneficiary. It is the intention of the parties hereto that the Trust constitutes a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del.C., § 3801 et seq. (the “Act”). The Trustees are hereby authorized, empowered and directed to execute and file a certificate of trust, substantially in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware in accordance with the Act.

1.2 The purpose of the Trust is, and the Trust shall have the power and authority, and is hereby authorized and empowered, to hold, own, vote, sell, dispose of and otherwise deal with the Shares and any proceeds therefrom in a manner not inconsistent with the provisions contained herein.

1.3 This Agreement and the nomination of the Trustees during the term of the Trust shall be irrevocable by the Beneficiary and its affiliates and shall terminate only in accordance with the provisions of Section 4 hereof.

2. The Trustees

2.1 Role of Delaware Trustee.

2.1.1 The Delaware Trustee shall be a trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Act that the Trust have at least one trustee with a principal place of business in Delaware. The Delaware Trustee shall have the power and authority, and is hereby authorized and empowered to execute, deliver, acknowledge and file all documents required by the Act and shall accept service of legal process upon the Trust in the State of Delaware and promptly forward same to the Beneficiary and the Managing Trustee. In addition, the Delaware Trustee shall have the power and authority and is hereby authorized and empowered to hold the Shares and any dividends, sale proceeds, or capital gains or other such proceeds of the Shares in its custody whether directly or through a sub-custodian or other third-party service providers or other agents or affiliates of the Delaware Trustee from time to time as the Delaware Trustee deems appropriate or necessary. The Delaware Trustee shall also have the power and authority and is hereby authorized and empowered to take such other actions as directed by the Managing Trustee as provided in Section 2.9 herein. The Managing Trustee shall reasonably keep the Delaware Trustee informed of any action taken by the Managing Trustee with respect to the Trust that may affect the Delaware Trustee or its duties or rights hereunder. The Delaware Trustee shall not be entitled, nor shall it have any duty, obligation or responsibility, to appoint or supervise the Trust, the Managing Trustee, or the Beneficiary, or to exercise any powers, nor shall the Delaware Trustee have any of the duties or liabilities, of the Managing Trustee. The Delaware Trustee shall not be liable for the acts or omissions of the Managing Trustee, the Beneficiary or the Trust. To the fullest extent permitted by law, the Delaware Trustee shall owe no duties (fiduciary or otherwise) to the Trust, the Managing Trustee or the Beneficiary, except such contractual duties as are expressly provided for in this Section 2, all other duties (including fiduciary duties) being hereby eliminated to the maximum extent allowed under the Act, provided, however, that this Trust Agreement does not eliminate the implied contractual covenant of good faith and fair dealing. The Delaware Trustee shall have no right, duty, or obligation to act on behalf of or bind the Trust, other than as expressly required to satisfy the Act (including the requirements of Section 3807 thereof), it being noted that the Delaware Trustee is the only Trustee present in Delaware. No other implied duties or obligations (including fiduciary duties or obligations) shall be inferred from or read into the trust relationship against or with respect to the Delaware Trustee.

2.1.2 The Delaware Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Delaware Trustee shall not be personally liable to any person or entity under any circumstances in connection with any of the transactions contemplated by this Trust Agreement, except that such limitation shall not relieve the Delaware Trustee of any personal liability it may have for its own bad faith or willful misconduct. The Delaware Trustee shall have no duty of care. In particular, but not by way of limitation:

2.1.2.1	the Delaware Trustee shall not be personally liable for any error of judgment made in good faith by any of its officers or employees;

2.1.2.2

no provision of this Trust Agreement shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the exercise of its rights or powers hereunder;

2.1.2.3	under no circumstance shall the Delaware Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Trust, the Managing Trustee or the Beneficiary;

2.1.2.4

the Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by any person or entity other than the Delaware Trustee; and

2.1.2.5	the Delaware Trustee shall not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

2.1.3 Except as otherwise expressly required herein, the Delaware Trustee shall not have any duty or liability with respect to the administration of the Trust or the payment of distributions of income or principal to the Beneficiary, and no implied covenants or obligations shall be inferred from this Trust Agreement on the part of the Delaware Trustee. The Delaware Trustee shall not be liable for the acts or omissions of the Trust, the Managing Trustee or any other person or entity who acts on behalf of the Trust, nor shall the Delaware Trustee be liable for any act or omission by it in good faith, whether or not taken in accordance with the directions or instructions of the Managing Trustee or Beneficiary.

2.2 Role of the Managing Trustee

2.2.1 Other than those limited obligations of the Delaware Trustee set forth in this Section 2, the business and affairs of the Trust shall be managed by or under the direction of the Managing Trustee as expressly required by the terms of this Trust Agreement. Without limiting the generality of the foregoing, the Managing Trustee shall have all power and authority, and is hereby authorized and empowered, in the name and on behalf of the Trust:

2.2.1.1

to have all the rights, powers and privileges of an owner with respect to securities held in trust, including, but not limited to, the powers to vote and to give proxies to vote any securities having voting rights, to pay any assessment levied upon the Shares and to exercise any right or option of subscription, conversion or otherwise which may at any time attach, belong or be given to the holders of any securities or other instruments in the nature thereof forming part of the Trust Estate;

2.2.1.2	to prepare or cause to be prepared, enter into, execute, deliver and perform all documents, instruments or writings necessary or convenient to carrying out the purposes of the Trust; and

2.2.1.3	to act solely in the name of the Trust in the conduct of the Trust’s business.

2.2.2 The Managing Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Managing Trustee shall not be personally liable to any person or entity under any circumstances in connection with any of the transactions contemplated by this Trust Agreement, except that such limitation shall not relieve the Managing Trustee of any personal liability it may have for its own gross negligence, bad faith or willful misconduct. The Managing Trustee shall have no duty of care. In particular, but not by way of limitation:

2.2.2.1	the Managing Trustee shall not be personally liable for any error of judgment made in good faith;

2.2.2.2

no provision of this Trust Agreement shall require the Managing Trustee to expend or risk its personal funds or otherwise incur any financial liability in the exercise of its rights or powers hereunder;

2.2.2.3	under no circumstance shall the Managing Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Trust, the Delaware Trustee or the Beneficiary;

2.2.2.4

the Managing Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by any person or entity other than the Managing Trustee; and

2.2.2.5	the Managing Trustee shall not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

2.2.3 Except as otherwise expressly required herein, the Managing Trustee shall not have any duty or liability with respect to the administration of the Trust or the payment of distributions of income or principal to the Beneficiary, and no implied covenants or obligations shall be inferred from this Trust Agreement on the part of the Managing Trustee. The Managing Trustee shall not be liable for the acts or omissions of the Trust, the Delaware Trustee or any other person or entity who acts on behalf of the Trust, nor shall the Managing Trustee be liable for any act or omission by it in good faith, whether or not taken in accordance with the directions or instructions of the Beneficiary.

2.2.4 To the extent that, at law or in equity, the Managing Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Beneficiary, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are, to the fullest extent permitted by law, replaced by the duties and liabilities of the Managing Trustee expressly set forth in this Trust Agreement. To the fullest extent permitted by law, including Section 3806(c) of the Act, the Managing Trustee shall consider only the interests of the Trust in acting or voting on the matters provided herein (including, without limitation, Section 3.1 hereof). To the fullest extent permitted by law, including Section 3806(d) of the Act, except for duties to the Trust as set forth in the immediately preceding sentence the Managing Trustee shall not have any fiduciary duties to the Trust, the Beneficiary or any other Person bound by this Trust Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 3806(d) of the Act, the Managing Trustee shall not be liable to the Trust, the Beneficiary, or any other Person bound by this Agreement for breach of fiduciary duty for the Managing Trustee’s good faith reliance on the provisions of this Agreement. To the fullest extent permitted by law, including Section 3806(e), the Managing Trustee, shall not be liable to the Trust, Beneficiary, or any other Person bound by this Trust Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Managing Trustee acted in bad faith or engaged in willful misconduct.

2.3 No Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. Each Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such entity and that the same is in full force and effect. As to any fact or matter, each Trustee may for all purposes hereof rely on a certificate, signed by such individual party or for any entity, any director, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the relevant entity, and such certificate shall constitute full protection to such Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

2.4 In the exercise or administration of its rights and duties hereunder, each Trustee (i) may, at the expense of the Trust, act directly or through agents or attorneys, and such Trustee shall not be liable for the default or misconduct of such agents or attorneys selected and maintained by it in good faith; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons of such Trustee’s choice, and such Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons selected and maintained by it in good faith.

2.5 Except as expressly provided in this Section 2 in accepting its appointment to serve as a Trustee hereunder, each Trustee acts solely in its capacity as a Trustee hereunder and not in its individual capacity, and all persons or entities having any claim against a Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust Estate for payment or satisfaction thereof.

2.6 Any funds held under this Trust Agreement may be held in a non-interest bearing trust account and no Trustee will be liable for any interest on such amounts.

2.7 To the extent that, at law or in equity, the Managing Trustee or the Delaware Trustee has duties and liabilities relating to the Trust or the Beneficiary, it is agreed that such duties and liabilities are replaced by the terms of this Trust Agreement.

2.8 Fees and Indemnity.

2.8.1 Each Trustee shall be entitled to receive as compensation for its services hereunder such fees as have been separately agreed upon in a separate fee agreement or schedule provided by the relevant Trustee, which compensation shall not be limited by any provision of law in regard to compensation of a trustee of an express trust. To the extent that the Delaware Trustee, the Managing Trustee or the Trust receives funds the following shall provide notice and authorization that each Trustee may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that a Trustee is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

2.8.2 The Beneficiary shall (i) pay directly or reimburse each Trustee for all expenses incurred by such Trustee in good faith in connection with the execution and performance of its rights and duties hereunder (including the fees and expenses of counsel and other experts); (ii) indemnify, defend and hold harmless each Trustee (in both its individual and trustee capacities) and the officers, directors, employees, attorneys, partners, relatives, personal representatives, heirs, assigns and agents of such Trustee (collectively, including each of the Delaware Trustee and the Managing Trustee in its individual capacities, the “Trustee Covered Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable and documented out-of-pocket fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever, to the extent that such expenses arise out of or are imposed upon or asserted at any time against one or more Trustee Covered Persons with respect to the performance of this Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby (all such expenses as provided in clauses (i) and (ii) are herein referred to collectively as “Trustee Expenses”), provided, however, that the Trust shall not be required to indemnify a Trustee Covered Person for Trustee Expenses to the extent such Trustee Expenses are determined, in the final non-appealable judgment of a court of competent jurisdiction, to result from the gross negligence, bad faith or willful misconduct of any Trustee Covered Person; and (iii) advance to each Trustee Covered Person Trustee Expenses (including reasonable legal fees) incurred by such Trustee Covered Person in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Beneficiary of a written request therefor (including a budget of such requested amounts) and of an undertaking by or on behalf of the Trustee Covered Person to repay such amount if it shall ultimately be determined, in the final non-appealable judgment of a court of competent jurisdiction, that the Trustee Covered Person is not entitled to be indemnified therefor under this Section 2.8.2. With respect to reimbursement or indemnity provided hereunder, a Trustee Covered Person shall have a lien on the Trust Estate prior to any rights in such property of the Beneficiary or any other person or entity and, in addition to any other rights it may have hereunder or at law or equity, each Trustee shall have all the rights of a second creditor under Article 9 of the Delaware Uniform Commercial Code. For the avoidance of doubt, it is expressly understood and agreed that the Managing Trustee (including in its individual capacity) shall be entitled to indemnification hereunder in connection with its exercise of discretion in accordance with Section 3.1 hereof.

2.8.3 The provisions of this Section 2, including but not limited to the right to indemnification, shall survive the termination of the Trust and this Trust Agreement and the removal or resignation of any Trustee.

2.9 The Delaware Trustee shall take such action or refrain from taking such action under this Trust Agreement as it may be directed or instructed in writing by the Managing Trustee from time to time, subject to the limitations in, Section 2.1 hereof; provided, however, that the Delaware Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to result in personal liability to the Delaware Trustee or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law provided, however, the Delaware Trustee shall have no duty to determine whether any such direction or instruction is, and the Managing Trustee shall not direct the Delaware Trustee in any manner that is, contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law.

2.10 Subject to the limitations hereinafter set forth, if at any time the Managing Trustee determines that it requires or desires advice or guidance regarding the application of any provision of this Trust Agreement or any other document, or any matter or action permitted or required to be taken or omitted by the Trust or the Managing Trustee, then the Managing Trustee may consult with the Beneficiary and deliver a notice to the Beneficiary requesting written advice or guidance as to such application, action or omission, and such guidance or advice by or on behalf of the Beneficiary shall constitute full and complete authorization and protection for actions taken or omitted and other performance by the Managing Trustee in reliance thereon; provided, however, that the Managing Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to result in personal liability to the Managing Trustee or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law provided, however, the Managing Trustee shall have no duty to determine whether any such direction or instruction is, and the Beneficiary shall not direct the Delaware Trustee in any manner that is, contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law. Until the Managing Trustee has received such guidance or advice after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice. Notwithstanding anything else herein, under no circumstances shall the Managing Trustee be authorized to consult with, or seek guidance or advice from, the Beneficiary with regard to the matters described in Section 3.1 hereof.

2.11 To the extent that, at law or in equity, a Trustee Covered Person has duties (including fiduciary duties) and liabilities relating to the Trust, the Beneficiary or any other person or entity, such Trustee Covered Person acting under this Trust Agreement shall not be liable to the Trust, the Beneficiary or such other persons or entities for its good faith reliance on the provisions of this Trust Agreement. To the extent that provisions of this Trust Agreement do not expressly set forth the duties and liabilities of a Trustee Covered Person, the Trustee Covered Person has no other duties hereunder, and any duties and liabilities of a Trustee Covered Person otherwise existing at law, in equity or otherwise, are hereby eliminated to the maximum extent permitted by applicable law, provided, however, that this Trust Agreement does not eliminate the implied contractual covenant of good faith and fair dealing.

2.12 No Trustee will be required to take any action in any jurisdiction other than the State of Delaware if the taking of the action will (i) require the consent, approval, authorization, order of, giving of notice to, registration with or taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction becoming payable by such Trustee, or (iii) subject such Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the completion of the transactions contemplated by this Trust Agreement.

2.13 Resignation of Delaware Trustee or Managing Trustee. Each of the Delaware Trustee or the Managing Trustee may resign and be discharged of the trust created by this Trust Agreement upon not less than thirty (30) days’ prior written notice to the Beneficiary. Upon receiving such notice of resignation, the Beneficiary shall use his/her/its best efforts promptly to appoint a substitute or successor Delaware Trustee or Managing Trustee, as the case may be, by written instrument or instruments delivered to such resigning Trustee and the substitute or successor Trustee. In addition, upon thirty (30) days prior written notice, the Beneficiary may remove the Delaware Trustee and/or the Managing Trustee with or without cause, and appoint a successor Trustee by written instrument or instruments delivered to the Trustee being removed and to the substitute or successor Trustee. Any resignation or removal of a Trustee and appointment of a substitute or successor Trustee shall become effective only upon acceptance of the appointment by the substitute or successor Trustee. If no substitute or successor Trustee shall have been appointed within thirty (30) days after notice of such resignation or removal has been delivered, the resigning or removed Trustee may, at the expense of the Beneficiary, apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint a successor Trustee, and the Beneficiary shall not object to such appointment.

2.14 Successor Delaware Trustee/Qualifications. Any person or entity into which the Delaware Trustee may be merged or with which it may be consolidated, or any person or entity resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any person or entity that succeeds to all or substantially all of the business of the Delaware Trustee, shall be the successor Delaware Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto (except for the filing of an amendment to the Trust’s certificate of trust if required by law), notwithstanding anything to the contrary herein; provided, however, that a qualified successor Delaware Trustee shall meet the requirements of Section 3807 of the Act.

2.15 Under no circumstances shall any Trustee (i) have any right, power authority or authorization to monitor, supervise, procure, oversee or otherwise deal with any Regulatory Authorities, Regulatory Approval, Regulatory Denial, or other regulatory matter relating to the Trust or the Shares, as with respect to all of which, the Trustees shall be fully protected in relying on the Beneficiary, and (ii) have any liability whatsoever in connection with any disposition of the Shares pursuant to Section 4.3 hereof.

2.16 All of the benefits, protections, privileges, indemnities and immunities of any Trustee hereunder shall apply with equal force to each such Trustee in its individual capacity as if such Trustee in its individual capacity was specifically named in each instance herein.

2.17 For the avoidance of doubt, and notwithstanding anything herein, the Trustees shall have no right, power, authority, responsibility or liability for monitoring or overseeing the percentage of Shares held by the Trust, all of which shall be the responsibility of the Beneficiary.

3. Voting and Other Stockholder Actions; Subscription Rights; Reorganization.

3.1 Voting and Other Stockholder Actions. The Managing Trustee, acting in the name and on behalf of the Trust, shall have the power and authority, and is hereby authorized and empowered, to and shall (i) vote or refrain or abstain from voting all of the Shares, in person or represented by proxy, on all matters presented for vote generally to the Company’s stockholders (each, a “Stockholder Vote”) and (ii) act or refrain from acting by written consent as to all of the Shares with respect to any matter to be acted upon by written consent by the Company’s stockholders (each, a “Stockholder Action”), in each case, in such Managing Trustee’s sole and absolute discretion in a manner that the Managing Trustee reasonably believes at the time of such Stockholder Vote or Stockholder Action to be in the best interest of the Trust. In connection with any Stockholder Vote, the Managing Trustee, acting in the name and on behalf of the Trust, shall have the power and authority, and is hereby authorized and empowered, to provide a proxy to (x) the representatives of the Company that are named as proxyholders in any Schedule 14A or other solicitation statement provided by the Company pursuant to the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), or (y) any other person as is necessary or desirable for the Managing Trustee to vote the Shares as provided hereunder. Notwithstanding anything herein and for the avoidance of doubt, it is expressly understood and agreed that under no circumstances shall the Managing Trustee (as such or in its individual capacity) have any liability whatsoever (a) in connection with its exercise of discretion hereunder, (b) in connection with the voting, abstention, action or inaction described in this Section 3.1, (c) for or in connection with any loss, outcome or consequence (unintended or otherwise) resulting from or arising in connection with the Managing Trustee’s exercise of discretion hereunder, and/or (d) with respect to any action taken or omitted under this Section 3.1 that the Managing Trustee reasonably believed to be in the best interest of the Trust; provided, however, that the Managing Trustee shall be liable hereunder for action taken or omitted under this Section 3.1 which, in the final, non-appealable judgment of a court of competent jurisdiction, is determined to be the result of the Managing Trustee’s own gross negligence, bad faith or willful misconduct. Notwithstanding the foregoing, under no circumstances shall the Managing Trustee (including in its individual capacity) have any liability whatsoever for or in connection with the exercise of its business judgment.

3.2 Subscription Rights. Upon actual receipt by the Managing Trustee of notice from the Company, the Managing Trustee shall promptly give notice to the Beneficiary of the issuance or granting by the Company to its stockholders of any securities convertible into or exchangeable for, or rights to acquire, any Common Stock or other securities to be issued by the Company, and the Beneficiary shall have the exclusive right, upon furnishing adequate funds and complying with other terms or provisions of such securities or rights, to direct the Managing Trustee, acting in the name and on behalf of the Trust, to exercise such securities or rights, or any part thereof, that have been issued in respect of the Shares. The Trust shall hold and own, subject to the provisions hereof, all such Common Stock issued upon exercise of such securities or rights. If securities other than Common Stock are so acquired, then the Managing Trustee, acting in the name and on behalf of the Trust, may, only if directed in writing by the Beneficiary, distribute such securities to the Beneficiary if the Beneficiary elected to participate in such subscription. In connection with any such distributions, the Managing Trustee, acting in the name and on behalf of the Trust, may withhold taxes from the distributions to the Beneficiary as may be required by applicable law or regulation. Notwithstanding the foregoing, in no event shall the Trust exercise any such subscription rights if after giving effect thereof, the Trust would hold more than 24.9% of the shares of Common Stock that are issued and outstanding at such time. For the avoidance of doubt, it is expressly understood and agreed that the Managing Trustee shall have no right or authority to monitor or supervise the Beneficiary with respect to the furnishing of funds, compliance with other terms or provisions of such securities or rights and/or the delivery of direction to the Managing Trustee hereunder.

3.3 Reorganization. If, in the case of any merger, consolidation, reorganization or other business combination involving the Company, the Trust receives shares of capital stock of, or other equity interests in, the Company or any other corporation, partnership, limited liability company or other entity (other than shares of Common Stock) in exchange for the Shares deposited or held hereunder, the Managing Trustee, acting in the name and on behalf of the Trust, shall, only if directed in writing by the Beneficiary, distribute such securities to, or at the direction of, the Beneficiary. In connection with any such distributions, the Managing Trustee, acting in the name and on behalf of the Trust, may withhold taxes from the distributions to the Beneficiary as may be required by applicable law or regulation. Notwithstanding the foregoing, in the event that such securities cannot be distributed due to applicable law, including any required Regulatory Approvals that have not been obtained as of such date, then the Trust shall hold such securities pursuant to the terms of this Agreement; provided, however, in no event shall the Trust hold such securities if after giving effect thereof, the Trust would hold more than 24.9% of the voting power of the Company at such time. For the avoidance of doubt, it is expressly understood and agreed that the Managing Trustee shall have no right or authority to monitor or supervise the Beneficiary with respect to any Regulatory Approvals and/or the delivery of direction to the Managing Trustee hereunder.

3.4 Dividends. If, in the case of any dividend or other distribution of cash or property (other than Common Stock) upon or by reason of the Shares deposited or held hereunder, the Managing Trustee, acting in the name and on behalf of the Trust, shall, only if directed in writing by the Beneficiary, distribute such dividend or distribution to, or at the direction of, the Beneficiary. In connection with any such dividend or distribution, the Managing Trustee, acting in the name and on behalf of the Trust, may withhold taxes from the distributions to the Beneficiary as may be required by applicable law or regulation. Notwithstanding the foregoing, in the event that such dividend or distribution cannot occur due to applicable law, including any required Regulatory Approvals that have not been obtained as of such date, then the Trust shall hold such dividend or distribution pursuant to the terms of this Agreement; provided, however, in no event shall the Trust hold such securities if after giving effect thereof, the Trust would hold more than 24.9% of the voting power of the Company at such time. For the avoidance of doubt, it is expressly understood and agreed that the Managing Trustee shall have no right or authority to monitor or supervise the Beneficiary with respect to any Regulatory Approvals and/or the delivery of direction to the Managing Trustee hereunder.

4. Disposition of Shares; Termination of Trust.

4.1 No Dispositions Generally. Except as expressly set forth in this Section 4, neither the Trust, any Trustee nor the Beneficiary shall have the right to sell, transfer or otherwise dispose of the Shares.

4.2 Disposition Upon Regulatory Approval.

4.2.1

In the event that the Beneficiary notifies the Managing Trustee in writing that all of the required Regulatory Approvals (as defined below) shall have been granted, then as soon as possible upon the receipt by the Managing Trustee of written direction of the Beneficiary and the delivery to the Managing Trustee from the Beneficiary of certified copies of any applicable Regulatory Approvals from the Regulatory Authorities then the Managing Trustee, acting in the name and on behalf of the Trust, shall transfer to, or as directed in writing by, the Beneficiary, all of the Trust’s right, title and interest in and to all of the Shares then held by it in accordance with the terms, conditions and agreements of this Agreement and upon such transfer this Trust shall dissolve and terminate in accordance with the terms hereof, and thereafter this Trust Agreement shall be of no further force and effect (except for those provisions hereof which expressly survive).

4.2.2

In the event that the Beneficiary notifies the Managing Trustee in writing that any of the Regulatory Approvals is not required for the Beneficiary to acquire control of the Shares, upon delivery of an opinion of counsel to the Managing Trustee that no such Regulatory Approval is required, then the Managing Trustee, acting in the name and on behalf of the Trust, shall transfer to, or as directed in writing by, the Beneficiary, all of the Trust’s right, title and interest in and to all of the Shares then held by it in accordance with the terms, conditions and agreements of this Agreement and upon such transfer this Trust shall dissolve and terminate in accordance Section 4.4 hereof.

4.3 Disposition Upon Regulatory Denial. In the event that the Beneficiary notifies the Managing Trustee in writing that there is a Regulatory Denial, the Trust shall use its commercially reasonable efforts to (i) sell the Shares to one or more third parties or (ii) otherwise dispose of the Shares in each case during a period of one year after such Regulatory Denial. The Managing Trustee shall cause the Trust to sell the Shares for cash in such manner and for such price as the Managing Trustee shall deem reasonable after consultation with the Beneficiary and (at the expense of the Trust) such professionals as the Managing Trustee may deem necessary or convenient. Notwithstanding the foregoing, any sales by the Trust pursuant to this Section 4.3 shall (i) be made in open market transactions, (ii) be made to third parties who are not affiliated with the Beneficiary, and (iii) not involve the sale of more than 24.9% of the Shares to any single third party or group of related third parties. The Beneficiary agrees to cooperate with the Trust and the Managing Trustee in effecting such dispositions, and the Managing Trustee agrees to act in accordance with any written direction from the Beneficiary as to any specific terms or method of disposition, to the extent not inconsistent with the requirements of this Section 4.3. The proceeds from the sale of the Shares shall be distributed to, or as directed in writing by, the Beneficiary. Upon disposition of all of the Shares pursuant to this Section 4.3, this Trust shall dissolve and terminate in accordance with Section 4.5 hereof.

4.4 Dispositions Required By Law. In the event that the Beneficiary notifies the Managing Trustee in writing that due to an action taken by the Company or any person (other than the Beneficiary), the number of Shares that are held in Trust exceeds 24.9% of the shares of Common Stock that are issued and outstanding at such time, the Trust shall use its commercially reasonable efforts to promptly sell the Shares to one or more third parties. The Managing Trustee shall cause the Trust to sell Shares, with such number of Shares to be sold to be included in the written notice provided by the Beneficiary and to equal the number of Shares required to be sold such that the Trust does not hold more than 24.9% of the shares of Common Stock then outstanding, for cash in such manner and for such price as the Managing Trustee shall deem reasonable after consultation with the Beneficiary and (at the expense of the Trust) such professionals as the Managing Trustee may deem necessary or convenient. Notwithstanding the foregoing, any sales by the Trust pursuant to this Section 4.4 shall (i) be made in open market transactions, (ii) be made to third parties who are not affiliated with the Beneficiary, and (iii) not involve the sale of more than 24.9% of the Shares to any single third party or group of related third parties. The Beneficiary agrees to cooperate with the Trust and the Managing Trustee in effecting such dispositions, and the Managing Trustee agrees to act in accordance with any written direction from the Beneficiary as to any specific terms or method of disposition, to the extent not inconsistent with the requirements of this Section 4.4. The proceeds from the sale of the Shares shall be distributed to, or as directed in writing by, the Beneficiary.

4.5 Termination; Certificate of Cancellation. Upon the disposition of the Shares as set forth in Section 4.2 or 4.3 hereof and receipt by the Managing Trustee of written notice from the Beneficiary, which shall include delivery instructions for the Trust Estate, this Trust Agreement and the Trust created hereby shall terminate and the Trust Estate shall be distributed to the Beneficiary, this Trust Agreement shall be of no further force and effect (except for those provisions hereof which expressly survive), and the Trustees are hereby authorized, empowered and directed to execute and file a certificate of cancellation with the Secretary of State of Delaware in accordance with the Act.

4.6 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

4.6.1	“Outside Date” means that date that is two years from the date hereof.

4.6.2

“Regulatory Approval” means (i) the issuance by any Regulatory Authority of a decision, which decision shall become effective and which decision shall not have been stayed or enjoined, that constitutes a final agency action that is not subject to appeal or in the case of an appeal is a final decision on appeal approving, exempting or otherwise authorizing the acquisition of control over the Shares by the Beneficiary and its affiliates, without the imposition of conditions that the Beneficiary, by written notice to the Managing Trustee, has deemed to be unacceptable, or (ii) with respect to the approval of the PUCN, the time period required for the PUCN to issue a final order pursuant to Section 704.329 of the Nevada Revised Statutes has expired such that the transfer of the Shares to the Beneficiary is deemed to be approved.

4.6.3

“Regulatory Authorities” means, collectively, (i) Arizona Corporation Commission (the “ACC”), (ii) California Public Utilities Commission (the “CPUC”), and (iii) Public Utilities Commission of Nevada (“PUCN”), including in each case, any successor agency or governmental department that is authorized to carry out the responsibilities now carried out by the ACC, PUC, and PUCN.

4.6.4

“Regulatory Denial” means (i) any required Regulatory Approval is denied or the applicable Regulatory Authority has indicated that such approval will be denied, (ii) any required Regulatory Approval that is subject to the imposition of conditions that the Beneficiary, by written notice to the Managing Trustee, has deemed to be unacceptable or the applicable Regulatory Authority has indicated that such approval will be subject to the imposition of conditions that the Beneficiary, by written notice to the Managing Trustee, has deemed to be unacceptable, or (iii) any required Regulatory Approval has not been obtained by the Outside Date.

5. Filings with Regulatory Authorities. A copy of this Agreement and amendments or modifications thereto shall be filed with the Regulatory Authorities in connection with any application for Regulatory Approval. In addition, in the event that the Beneficiary, the Managing Trustee, the Delaware Trustee and/or their respective affiliates is required to file or submit any schedule, notice, report, application or other document pursuant to any applicable law, including, without limitation, the Exchange Act, each of the Beneficiary, the Managing Trustee, the Delaware Trustee and/or their respective affiliates shall furnish in a timely manner all information that is necessary to make any such required filings or submissions.

6. Amendment. This Agreement may not be amended, modified, supplemented or otherwise altered except by an instrument in writing signed by the Beneficiary, the Managing Trustee and the Delaware Trustee, provided, however, that neither the Managing Trustee or the Delaware Trustee shall be obligated to enter into any amendment, modification, supplement or alteration hereof which effects such Trustee’s rights, power, authority, benefits, immunities, privileges or protections. Notwithstanding the foregoing, in no event shall the parties enter into an amendment, modification, supplement or otherwise alter Section 3 or Section 4 of this Agreement at any time prior to the earlier of (i) the receipt of any Required Regulatory Approval and (ii) Regulatory Denial.

7. Successors and Assigns. In accordance with the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns.

8. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

9. Severability. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever in any jurisdiction held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or the rights of the Beneficiary in such or any other jurisdiction.

10. Counterparts. This Trust Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

* * * * * * *

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement of [TRUST NAME] to be duly executed as of the day and year first above written.

BENEFICIARY:

IEP UTILITY HOLDINGS LLC

By:
Name:
Title:

MANAGING TRUSTEE:

[name]

DELAWARE TRUSTEE:

DELAWARE TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

CERTIFICATE OF TRUST

CERTIFICATE OF TRUST

OF

[TRUST NAME]

This Certificate of Trust of [trust name] (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.) (the “Act”).

(a) Name. The name of the statutory trust formed by this Certificate of Trust is [trust name].

(b) Delaware Trustee. The name and business address of a trustee of the Trust having its principal place of business in the State of Delaware is Delaware Trust Company, 251 Little Falls Drive, Wilmington, DE 19808, Attn: Corporate Trust Services.

This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

DELAWARE TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee of the Trust.

By:
Name:
Title:

Name:
Title: Managing Trustee

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